UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 14, 2022

Americas Technology Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39807	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16500 Dallas Pkwy #305

Dallas, TX 75248

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (214) 396-5927

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Ordinary Share and one-half of one Redeemable Warrant	ATA.U	The New York Stock Exchange

Ordinary Shares, par value $0.0001 per share	ATA	The New York Stock Exchange

Warrants, each whole warrant exercisable for one Ordinary Share for $11.50 per share	ATA WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 14, 2022, Americas Technology Acquisition Corp. (the “Company”) issued a promissory note (the “Note”) in the principal amount of up to $830,000 to ATAC Limited Partnership (the “Sponsor”), pursuant to which the Sponsor agreed to loan the Company up to $830,000, in connection with the extension of the Company’s time to consummate a business combination from June 17, 2022 to December 17, 2022.

On June 17, 2022, the Company deposited $413,765.80 of such funds into the Company’s trust account, which amount will be included in the pro rata amount distributed to (i) all of the holders of the ordinary shares sold in the Company’s initial public offering (“Public Shares”) upon the Company’s liquidation or (ii) holders of Public Shares who elect to have their shares redeemed in connection with the consummation of the Company’s initial business combination.

The Note bears no interest and is repayable in full upon the earlier of (a) the date of the consummation of the Company’s initial business combination, or (b) the date of the liquidation of the Company.

The foregoing description is qualified in its entirety by reference to the Note, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 17, 2022, the Company filed an amendment to the Company’s Amended and Restated Memorandum and Articles of Association with the Cayman Islands General Registry (the “Extension Amendment”). The Extension Amendment extends the date by which the Company must consummate its initial business combination from June 17, 2022 to December 17, 2022.

Pursuant to the Extension Amendment, on June 16, 2022, the Sponsor deposited $413,765.80 (or $0.10 per Public Share that was not redeemed in connection with the Meeting (as defined below)) into the Company’s trust account and thereby extended the period the Company has to complete an initial business combination from June 17, 2022 to September 17, 2022. In order to further extend the period the Company has to complete an initial business combination from September 17, 2022, an additional $137,921.93 (or $0.033 per Public Share that was not redeemed in connection with the Meeting) will be deposited into the Company’s trust account for each month.

The Sponsor or its designees will have the sole discretion whether to continue extending for additional calendar months until December 17, 2022 and if the Sponsor determines not to continue extending for additional calendar months, no additional funds will be deposited into the trust account.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 14, 2022, the Company held a special meeting of shareholders (the “Meeting”). At the Meeting, the Company’s shareholders approved the Extension Amendment extending the date by which the Company must consummate its initial business combination from June 17, 2022 to December 17, 2022 (the “Extension Amendment Proposal”).

The final voting results for the Extension Amendment Proposal were as follows:

For	Against	Abstain	Broker Non-Votes
9,118,358	4,028	0	0

Shareholders holding 7,362,342 Public Shares exercised their right to redeem such shares for a pro rata portion of the funds in the Company’s trust account. As a result, $75,897,771.73 ($10.30 per share) will be removed from the Company’s trust account to pay such holders.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are being filed herewith:

Exhibit No.	Description of Exhibits
3.1	Amendment to Amended and Restated Memorandum and Articles of Association of the Company.
10.1	Promissory Note issued to the Sponsor.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Americas Technology Acquisition Corp.

Dated: June 17, 2022	By:	/s/ Jorge Marcos
		Name:	Jorge Marcos
		Title:	Chief Executive Officer

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